UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2013

STALAR 2, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52972	26-1402651
(State or Other	(Commission	(IRS Employer
Jurisdiction of Incorporation)	File Number)	Identification Number)

317 Madison Ave., Suite 1520, New York, NY		10017
(Address of Principal Executive Offices)		(Zip Code)

(212) 953-1544 Registrant’s telephone number, including area code:

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1	Registrant’s Business and Operations

Item 1.02	Termination of a Material Definitive Agreement.

As reported on Form 8-K, filed by Stalar 2, Inc. (“Stalar”) on June 14, 2012, Stalar is a party to that certain Reorganization Agreement (the “Agreement”) with Low Carbon Technologies International, Inc. (“LCTI”). The Agreement has been amended multiple times to extend the date of closing, and most recently the closing date was extended to January 31, 2013. LCTI is not able to consummate the provisions of the Agreement on January 31, 2013, and no extension of the Agreement is currently being negotiated. Accordingly, Stalar has elected to terminate the Agreement, effective January 31, 2013. A copy of the Agreement was attached as Exhibit 10.1 to Stalar’s Form 8-K, filed June 14, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STALAR 2, INC.

Date: January 31, 2013	By:	/s/Steven R. Fox
Chief Operating Officer and
Chief Financial Officer (principal financial officer)